UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 26, 2009

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)  (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.              Entry into a Material Definitive Agreement.

On January 26, 2009, Smurfit-Stone Container Corporation (the “Company”) and its U.S. and Canadian subsidiaries filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware (the “Court”).  On the same day, the Company’s Canadian subsidiaries also filed to reorganize under the Companies’ Creditors Arrangement Act (“CCAA”) in the Ontario Superior Court of Justice in Canada (the “Canadian Petition”).

In connection with the Chapter 11 Petition, on January 26, 2009 the Company and certain of its affiliates filed a motion with the Court seeking approval to enter into a Credit Agreement (the “DIP Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the Lenders from time to time party thereto, as well as other documents relating thereto, including certain security agreements.

On January 27, 2009, the Court granted interim approval of the DIP Credit Agreement.  The Company’s Canadian subsidiaries received similar relief under the CCAA.  Based on such interim approval, on January 28, 2009 the Company, certain Company affiliates and the other parties thereto entered into the DIP Credit Agreement, subject to final approval of the Court. The Court has scheduled a hearing on February 23, 2009 to consider entry of an order granting final approval.

The DIP Credit Agreement provides for borrowings up to an aggregate committed amount of US$750,000,000, consisting of a US$400,000,000 U.S. term loan for borrowings by Smurfit-Stone Container Enterprises, Inc. (“SSCE”); a US$35,000,000 Canadian term loan for borrowings by Smurfit-Stone Container Canada Inc. (“SSC Canada”); a US$250,000,000 U.S. revolving loan for borrowings by SSCE and/or SSC Canada; and a US$65,000,000 Canadian revolving loan for borrowings by SSCE and/or SSC Canada.  The Court’s interim order grants access to an aggregate committed amount of up to US$550,000,000 under the DIP Credit Agreement, with borrowings by SSCE and/or SSC Canada limited to US$100,000,000 under the U.S. revolving loan and US$15,000,000 under the Canadian revolving loan.  The interim period will extend from January 28, 2009 through the entry of a Final Order, which is to occur no later than March 13, 2009.

U.S. and Canadian borrowings are each subject to a borrowing base derived from a formula based on certain eligible inventory plus certain eligible accounts and a certain amount attributable to real property and equipment of the Company and its subsidiaries subject to the Chapter 11 Petition and the Canadian Petition, less certain professional fee expenses and certain reserves.

The use of proceeds under the DIP Credit Agreement is limited to (i) working capital, letters of credit and capital expenditures; (ii) other general corporate purposes of the Company and certain subsidiaries (including certain intercompany loans); (iii) the refinancing in full of indebtedness outstanding under the Receivables Securitization Programs (as defined below); (iv) payment of any related transaction costs, fees and expenses; and (v) the costs of administration of the cases arising out of the Chapter 11 Petition and the Canadian Petition.

The outstanding principal amount of the loans under the DIP Credit Agreement, plus interest accrued and unpaid thereon, will be due and payable in full at maturity, which is January 28, 2010 (subject to an earlier maturity date under certain circumstances); provided, that the maturity date may be extended by the Company through April 28, 2010 and subsequently through July 28, 2010, upon the satisfaction of certain conditions precedent (including the payment of specified fees) by the Company.

Borrowings under the DIP Credit Agreement bear interest as follows: ABR Loans bear interest at a rate per annum equal to the Applicable Margin plus the Alternate Base Rate; Eurodollar Loans bear interest at a rate per annum equal to the Applicable Margin plus the Adjusted LIBO Rate; Canadian Prime Rate Loans bear interest at a rate per annum equal to the Applicable Margin plus the Canadian Prime Rate; and Discount Rate Loans bear interest at a rate per annum equal to the Applicable Margin plus the Discount Rate.  Pursuant to the DIP Credit Agreement, the Applicable Margin adjusts upon extensions of the maturity date during the term.

Under the DIP Credit Agreement, interest and fees are payable in arrears on each Interest Payment Date.  If the Company defaults on its obligations under the DIP Credit Agreement, the default rate of interest in most cases will be the rate otherwise in effect plus 2.00% per annum.  In addition to interest, a commitment fee of 1.0% per annum is required in respect of the unutilized commitments under the DIP Credit Agreement. The DIP Credit Agreement also imposes letter of credit fees.

The DIP Credit Agreement provides that on or before April 1, 2009, or such later date as the Administrative Agent may approve in writing in its exclusive discretion, the Company and its affiliates shall (a) repay all outstanding indebtedness under and terminate (i) that certain Master Indenture, dated as of November 23, 2004, between SSCE Funding, LLC and Deutsche Bank Trust Company Americas, as Indenture Trustee (as supplemented from time to time, the “Master Indenture”), and (ii) that certain Receivables Purchase Agreement, dated as of March 30, 2004, among MBI Limited/Limitee and Computershare Trust Company of Canada, in its capacity as Trustee of King Street Funding Trust and Scotia Capital Inc. (the “Receivables Agreement,” and together with the Master Indenture, the “Receivables Securitization Programs”); (b) either transfer all Accounts or other assets owned by each of Stone Receivables Corporation and SSCE Funding, LLC to the Company or certain Company subsidiaries, or merge such entities with and into the Company or certain Company subsidiaries; and (c) cause Smurfit-MBI to acquire all of the interests of Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust, in all outstanding Accounts and other related assets that were purchased by it from Smurfit-MBI.

Pursuant to and in accordance with the terms of the DIP Credit Agreement, on January 28, 2009, the Company and its affiliates (i) terminated the Receivables Securitization Programs and repaid all indebtedness outstanding thereunder with borrowings under the DIP Credit Agreement, and (ii) filed Certificates of Merger with the State of Delaware reflecting the merger of Stone Receivables LLC with and into Smurfit-Stone Container Enterprises, Inc., and the merger of SSCE Funding, LLC with and into Stone Receivables LLC, which Certificates of Merger were accepted by the State of Delaware on such date.

Borrowings under the DIP Credit Agreement are guaranteed by the Company and certain Company affiliates, and are secured by first priority liens in, among other things, the Collateral Accounts and certain presently owned and hereafter acquired assets of the Company and each of the Company subsidiaries party to the DIP Credit Agreement, subject to certain permitted prior liens.  Subject to certain exceptions, the DIP Credit Agreement requires certain mandatory prepayments of borrowings from the net proceeds of certain asset dispositions, casualty or condemnation payments.  The only Canadian entity that guarantees U.S. obligations is SSC Canada.

The DIP Credit Agreement includes affirmative, negative and financial covenants that impose substantial restrictions on the financial and business operations of the Company and certain of its subsidiaries, including their ability to incur or secure debt, make investments, sell assets, pay dividends or make acquisitions. The DIP Credit Agreement contains events of default customary for debtor-in-possession financings of this type.

Capitalized terms used in the foregoing description and not otherwise defined herein have the respective meanings ascribed thereto in the DIP Credit Agreement.  The foregoing summary of the material terms of the DIP Credit Agreement does not purport to be complete and is qualified by reference to the full text of the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.              Termination of a Material Definitive Agreement.

On January 28, 2009, the Company and certain affiliates entered into the DIP Credit Agreement, as described in Item 1.01 above. Pursuant to and in accordance with the terms of the DIP Credit Agreement, on January 28, 2009, the Company terminated the Receivables Securitization Programs and repaid all indebtedness outstanding thereunder with borrowings under the DIP Credit Agreement.  Additional information with respect to the Receivables Securitization Programs is included in Item 1.01 above and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 28, 2008.

Item 1.03.              Bankruptcy or Receivership.

On January 26, 2009, the Company and certain affiliates filed the Chapter 11 Petition and the Canadian Petition.  The information provided in Item 1.01 above is incorporated by reference into this Item 1.03.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On January 28, 2009, the Company and certain affiliates entered into the DIP Credit Agreement. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petition and the Canadian Petition described in Item 1.01 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Company. As a result of such an event of default or triggering event, all obligations under such documents would or may by the terms of such documents have become automatically and immediately due and payable. The Company believes that any efforts to enforce such payment obligations are stayed as a result of the filing of the Chapter 11 Petition and the Canadian Petition.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of January 28, 2009.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the DIP Credit Agreement; (iii) the Company’s ability to obtain court approval with respect to motions in its Chapter 11 cases; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of its Chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to fund and execute its business plan; (ix) the ability of the Company to attract, motivate and/or retain key executives and employees; and (x) other risks and factors regarding the Company described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated from time to time in the Company’s Securities and Exchange Commission filings. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 30, 2009

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and General Counsel